Summit Therapeutics Appoints Dr. Robert Booth,
Renowned Executive and Scientific Leader, to its Board of Directors

Menlo Park, California – Summit Therapeutics Inc. (NASDAQ: SMMT) (“Summit,” “we,” or the “Company”) today announced that Dr. Robert Booth, PhD, has been appointed to its Board of Directors, effective immediately.
Dr. Booth initiated the BTK inhibitor program at Celera Genomics, Inc. that ultimately became Pharmacyclics, Inc.’s IMBRUVICA® (ibrutinib), the blockbuster drug that changed the paradigm of treatment for many hematological cancers.
“Our world class executives and leaders at Team Summit continue to demonstrate our convening power in our ability to attract such a stellar talent as Dr. Booth,” said Robert W. Duggan, Chairman and Chief Executive Officer of Summit. “As we seek to enhance our product pipeline through business development activities as well as internal research and discovery efforts, there are few parallels to the successful experience of Dr. Booth. Adding Robert to our excellent Board of Directors further enhances our incredible group of key subject matter experts, and we are excited to leverage Dr. Booth’s insights and knowledge as we seek to make a meaningful impact on the health and lives of patients facing serious unmet medical needs.”
Dr. Booth was most recently an adjunct professor at Stanford University School of Medicine. He has over 30 years of experience in the biopharmaceutical industry from executive positions to research and scientific leadership primarily focusing in the areas of oncology, inflammation, and autoimmune disease. He is the co-founder of CuraSen Therapeutics, Inc. where he was previously the Executive Chairman and currently serves as an advisor. He was also the co-founder and CEO of Virobay, Inc. Prior to Virobay, Dr. Booth was an operating partner at TPG Inc. in its biotech fund and served as the Chief Scientific Officer of Celera Genomics. He spent more than a decade in roles of increasing responsibility in research and business development culminating in a Senior Vice President role at Hoffman-La Roche AG (“Roche”). Dr. Booth currently serves on the board of Thryv Therapeutics Inc.; he previously served on the boards of Pharmacyclics, Inc., and CymaBay Inc. He graduated from the University of London with his PhD in biochemistry.
“Dr. Booth is a legend in drug discovery and development, and his decades of experience make him the ideal scientific leader to join Team Summit today,” added Dr. Maky Zanganeh, Co-Chief Executive Officer, President, and a member of the Board of Directors of Summit. “Bob and I have worked with Dr. Booth for almost 15 years. I am thrilled to be able to add a colleague with the poise, experience, and insight of Dr. Booth as we continue to evaluate opportunities to expand our pipeline in the field of oncology, while working to develop our own pipeline of assets through our discovery process. He will be an incredible asset now and throughout the next chapter of Team Summit as we advance medicinal therapies to the next level in oncology.”
“I have had the great pleasure of a front-row seat observing the impact that Team Summit can have on improving the lives of patients with significant unmet medical needs,” stated Dr. Booth. “The caliber of this team with its goal to increase the quality and duration of lives while reducing trauma is unrivaled. I have no doubts that this team will fulfill its mission, and I am thrilled to join Team Summit in accomplishing its goals. I believe that patients will benefit from the dedication and character of Team Summit.”
In conjunction with the appointment of Dr. Booth to the Company’s Board, Dr. Urte Gayko has resigned her position on the Board in order to focus on her full-time position as Summit’s Head of Regulatory, Quality, and Safety.
“We thank Urte for her service as a member of our Board, but more importantly, are incredibly grateful that she decided to join us full-time as a member of our executive team,” stated Mr. Duggan. “She is an incredible leader, and we are fortunate to have her not only as an advisor, but as a core member of our leadership at Team Summit. She will be instrumental in our success going forward, and she represents the highest qualities of our team.”

Summit Therapeutics’ Mission Statement
To build a viable, long-lasting health care organization that assumes full responsibility for designing, developing, trial execution and enrollment, regulatory submission and approval, and successful commercialization of patient, physician, caregiver, and societal-friendly medicinal therapy intended to: improve quality of life, increase potential duration of life, and resolve serious medical healthcare needs. To identify and control promising product candidates based on exceptional scientific development and administrational expertise, develop our products in a rapid, cost-efficient manner, and to engage commercialization and/or development partners when appropriate.

We accomplish this by building a team of world class professional scientists and business administrators that apply their experience and knowledge to this mission. Team Summit exists to pose, strategize, and execute a path forward in medicinal therapeutic health care that places Summit in a well-deserved, top market share, leadership position. Team Summit assumes full responsibility for stimulating continuous expansion of knowledge, ability, capability, and well-being for all involved stakeholders and highly-valued shareholders.

About Summit Therapeutics
Summit was founded in 2003 and our shares are listed on the Nasdaq Global Market (symbol ‘SMMT’). We are headquartered in Menlo Park, California, and we have additional offices in Oxford, UK and Cambridge, UK.
For more information, please visit https://www.summittxinc.com and follow us on Twitter @summitplc.

Contact Summit Investor Relations:
Dave Gancarz
Head of Stakeholder Relations & Corporate Strategy
david.gancarz@summitplc.com

General Inquiries:
investors@summitplc.com

Summit Forward-looking Statements
Any statements in this press release about the Company’s future expectations, plans and prospects, including but not limited to, statements about the clinical and preclinical development of the Company’s product candidates, the therapeutic potential of the Company’s product candidates, the potential commercialization of the Company’s product candidates, the timing of initiation, completion and availability of data from clinical trials, the potential submission of applications for marketing approvals, the impact of the COVID-19 pandemic on the Company’s operations and clinical trials, potential acquisitions and other statements containing the words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "would," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the results of our evaluation of the underlying data in connection with the topline results of our Phase III Ri-CoDIFy study evaluating ridinilazole, the outcome of discussions with regulatory authorities, including the Food and Drug Administration, the uncertainties inherent in the initiation of future clinical trials, availability and timing of data from ongoing and future clinical trials, the results of such trials, and their success, and global public health crises, including the coronavirus COVID-19 outbreak, that may affect timing and status of our clinical trials and operations, whether preliminary results from a clinical trial will be predictive of the final results of that trial or whether results of early clinical trials or preclinical studies will be indicative of the results of later clinical trials, whether business development opportunities to expand the Company’s pipeline of drug candidates, including without limitation, through potential acquisitions of, and/or collaborations with, other entities occur, expectations for regulatory approvals, laws and regulations affecting government contracts and funding awards, availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements and other factors discussed in the "Risk Factors" section of filings that the Company makes with the Securities and Exchange Commission. Any change to our ongoing trials could cause delays, affect our future expenses, and add uncertainty to our commercialization efforts, as well as to affect the likelihood of the successful completion of clinical development of ridinilazole. Accordingly, readers should not place undue reliance on forward-looking statements or information. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of this release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company specifically disclaims any obligation to update any forward-looking statements included in this press release.